                                                                   Exhibit 4(r)




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                          FIRST SUPPLEMENTAL INDENTURE

                                     between

                            COMPASS BANCSHARES, INC.


                                       and


                              JP MORGAN CHASE BANK,
                                   AS TRUSTEE



                          Dated as of March [___], 2002




===============================================================================

                          FIRST SUPPLEMENTAL INDENTURE

         This FIRST SUPPLEMENTAL INDENTURE, dated as of March [___], 2002 (the "First Supplemental Indenture"), between COMPASS BANCSHARES, INC., a Delaware corporation (the "Company"), and JP MORGAN CHASE BANK, as trustee (the "Trustee"), under an Indenture dated as of the date hereof between the Company and the Trustee (the "Indenture").

         WHEREAS, the Company desires to provide for the establishment, under the terms of the Indenture, of a series of its securities to be known as its
[   %] Junior Subordinated Debt Securities due [        ], 2032 (the "Debt
Securities"), the form and substance of such Debt Securities and the terms, provisions and conditions thereof, to be set forth as provided in the Indenture and this First Supplemental Indenture; and

         WHEREAS, under the terms of an underwriting/purchase agreement dated as of the date hereof (the "Underwriting Agreement"), among the Company, Compass Trust III (the "Trust") and the underwriters named therein (the "Underwriters"),
the Trust has agreed to sell to the Underwriters $[         ] aggregate
liquidation amount of its [     %] Capital Securities (such securities being of
the type referred to in the Indenture as the and in the this First Supplemental Indenture as the "Capital Securities"); and

         WHEREAS, under the terms of a subscription agreement dated as of the date hereof between the Trust and the Company (the "Subscription Agreement"), the Company has committed to purchase all of the common securities of the Trust (the "Common Securities") which Common Securities represent at least 3% of the capital of the Trust; and

         WHEREAS, the Trust proposes to invest the gross proceeds from such offering of Capital Securities, together with the gross proceeds from the issuance and sale by the Trust to the Company of the Common Securities, in the Debt Securities, as a result of which the Trust will initially purchase $300,000,000 aggregate principal amount of the Debt Securities; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

         WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Debt Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Debt Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debt Securities and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:





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                             ARTICLE 1 - DEFINITIONS

SECTION 1.1 DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise provided herein;

         (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

         (c)    the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

         (e) headings are for convenience of reference only and do not affect interpretation;

         (f)    the following terms have the meanings given to them in this
                Section 1.1;

         "Additional Interest" shall have the meaning set forth in Section 2.5.

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Coupon Rate" shall have the meaning set forth in Section 2.5.

         "Certificate of Trust " means collectively, the Certificate of Trust of Compass Trust III, a Delaware statutory business trust, dated as of January 4, 2002, and the Trust Agreement.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Dissolution Election" means that, as a result of the election of the Company, as Sponsor, the Trust is to be dissolved in accordance with the Certificate of Trust, and the Debt Securities held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata or in any other manner specified in the Certificate of Trust.

         "Extension Period" shall have the meaning set forth in Section 4.1.

         "Global Debt Security" shall have the meaning set forth in Section 2.4.

         "Holder" means any person in whose name the Debt Securities are registered on the register kept by the Company or the Property Trustee in accordance with the terms hereof.

         "Interest Payment Date" shall have the meaning set forth in Section
2.5.




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         "Maturity Repayment Price" means the price, at Maturity, equal to the principal amount of, plus accrued interest on the, Debt Securities.

         "Non-Book-Entry Capital Securities" shall have the meaning set forth in
Section 2.4.

         "Regular Trustee" means any Trustee other than the Property Trustee and the Delaware Trustee.


         ARTICLE 2 - GENERAL TERMS AND CONDITIONS OF THE DEBT SECURITIES

SECTION 2.1 DESIGNATION AND PRINCIPAL AMOUNT.

         There is hereby authorized and established under the terms of the
Indenture a series of the Company's securities designated the "[     %] Junior
Subordinated Debt Securities due [        ], 2032" limited in aggregate
principal amount to $[          ], which amount shall be as set forth in any
written order of the Company for the authentication and delivery of the Debt Securities pursuant to Section 3.3 of the Indenture as well as in any subsequent or supplemental written order of the Company.

SECTION 2.2  MATURITY.

         Maturity for the Debt Securities is [March 15], 2032.

SECTION 2.3 FORM AND PAYMENT.

         Except as provided in Section 2.4, the Debt Securities shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debt Securities issued in certificated form will be payable, the transfer of such Debt Securities will be registrable and such Debt Securities will be exchangeable for Debt Securities bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Securities Register. Notwithstanding the foregoing, so long as the Holder of any Debt Securities is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debt Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4 GLOBAL FORM.

         (a)      In connection with a Dissolution Election,

                  (i) the Debt Securities in certificated form shall be presented to the Trustee by the Property Trustee to be exchanged for one or more fully registered securities representing the aggregate principal amount of all then outstanding Debt Securities as a Global Security to be registered in the name of the Depositary, or its nominee (a "Global Debt Security"), and delivered by the Trustee to the Depositary for crediting to the





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         accounts of its participants pursuant to the instructions of the
         Regular Trustees. Upon any such presentation, the Company shall execute a Global Debt Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Debt Securities issued as a Global Debt Security will be made to the Depositary; and

                  (ii) if any Capital Securities are held in certificated form and not in book-entry form, the Debt Securities in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non-Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debt Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance, at which time such Capital Security Certificates will be canceled and a Debt Security, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Debt Securities, Debt Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) A Global Debt Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery the Debt Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debt Security in exchange for such Global Debt Security. In addition, the Company may at any time determine that the Debt Securities shall no longer be represented by a Global Debt Security. In such event the Company will execute, and subject to Section 3.5 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debt Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debt Security in exchange for such Global Debt Security. Upon the exchange of the Global Debt Security for such Debt Securities in definitive registered form without coupons, in authorized denominations, the Global Debt Security shall be canceled by the Trustee. Such Debt Securities in definitive registered form







                                       5
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issued in exchange for the Global Debt Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5  INTEREST.

         (a) Each Debt Security will bear interest at the rate of [     %] per
annum (the "Coupon Rate") from [      ___], 2002 until the principal thereof
becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable
(subject to the provisions of Article IV) quarterly in arrears on [        ],
[       ], [            ] and [           ] of each year (each, an "Interest
Payment Date"), commencing on [       ], 2002, to the Person in whose name such
Debt Security or any predecessor Debt Security is registered at the close of business on the regular record date for such interest installment, which, in respect of any Debt Securities of which the Property Trustee is the Holder of a Global Debt Security, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Capital Securities are no longer in book-entry only form, the relevant
record dates shall be [       ], [      ], [           ] and [          ] prior
to the regular Interest Payment Date.]

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve (12) 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Debt Securities, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debt Securities held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.





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                           ARTICLE 3 - NO SINKING FUND

SECTION 3.1  NO SINKING FUND.

         The Debt Securities are not entitled to the benefit of any sinking fund.


                ARTICLE 4 - EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1  EXTENSION OF INTEREST PAYMENT PERIOD.

         The Company shall have the right, at any time and from time to time during the term of the Debt Securities, to defer payments of interest by extending the interest payment period of such Debt Securities for a period not exceeding twenty (20) consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond Maturity. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarterly period of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debt Securities, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debt Securities in whose names the Debt Securities are registered in the Securities Register on the first record date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed twenty (20) consecutive quarterly periods, or extend beyond Maturity of the Debt Securities. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

SECTION 4.2 NOTICE OF EXTENSION.

         (a) If the Property Trustee is the only registered Holder of the Debt Securities at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date on which the Trust is required to give notice of the record date, or the date on which such Distributions are payable, to the New York Stock Exchange or any other exchange upon which the Debt Securities or Trust Securities are listed or any other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.





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



         (b) If the Property Trustee is not the only Holder of the Debt Securities at the time the Company selects an Extension Period, the Company shall give the Holders of the Debt Securities and the Trustee written notice of its selection of such Extension Period at least ten (10) Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or any other exchange upon which the Debt Securities or Trust Securities are listed or any other applicable self-regulatory organization or to Holders of the Debt Securities.

         (c) The quarterly period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the twenty
(20) quarterly periods permitted in computing the maximum Extension Period permitted under Section 4.1.

SECTION 4.3 LIMITATION OF TRANSACTIONS.

         If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1 and such Extension Period is continuing or
(ii) there shall have occurred and be continuing any Event of Default or Nonpayment, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Company capital stock for another class or series of its capital stock or (iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Debt Securities.


                              ARTICLE 5 - EXPENSES

SECTION 5.1 PAYMENT OF EXPENSES.

         In connection with the offering, sale and issuance of the Debt Securities to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debt Securities, shall:

         (a) pay all costs and expenses relating to the offering, sale and issuance of the Debt Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.7 of the Indenture;




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         (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters payable pursuant to the Underwriting Agreement), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

         (c) be primarily and fully liable for any indemnification obligations arising with respect to the Certificate of Trust; and

         (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2  PAYMENT UPON RESIGNATION OR REMOVAL.

         Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Certificate of Trust or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to the Certificate of Trust, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                    ARTICLE 6 - COVENANT TO LIST ON EXCHANGE

SECTION 6.1 LISTING ON AN EXCHANGE.

         If the Debt Securities are to be issued as a Global Debt Security in connection with the distribution of the Debt Securities to the holders of the Capital Securities upon a Dissolution Election, the Company will use its best efforts to list such Debt Securities on any stock exchanges on which the Capital Securities are then listed.

                        ARTICLE 7 - FORM OF DEBT SECURITY

SECTION 7.1 FORM OF DEBT SECURITY.

         The Debt Securities and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:


                         (FORM OF FACE OF DEBT SECURITY)



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[IF THE DEBT SECURITY IS TO BE A GLOBAL DEBT SECURITY, INSERT - This Debt
Security is a Global Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of JP Morgan Chase Bank, as Property Trustee of Compass Trust III (the "Trust"). This Debt Security is exchangeable for Debt Securities registered in the name of a person other than JP Morgan Chase Bank, as Property Trustee of Compass Trust III or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debt Security may be registered except in limited circumstances.

         Unless this Debt Security is presented by an authorized representative of The Depository Trust Company, New York ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any Debt Security issued is registered in the name of CEDE & CO. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS DEBT SECURITY IS NOT A SAVINGS ACCOUNT OR A BANK DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING AFFILIATE OF COMPASS BANCSHARES, INC. AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

$_______________                               CUSIP No. __ __ No._____________

                            COMPASS BANCSHARES, INC.

         [     %] JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBT SECURITY
                              DUE [        ] 2032

         COMPASS BANCSHARES, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _____________ Dollars ($___________) on [
  ], 2032 (the "Maturity Date"), and to pay interest on said principal sum from [________], 2002 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on [
  ], [       ], [             ] and [            ] of each year commencing [
  ], 2002, at the rate of [     %] per annum until the principal hereof shall
have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve
(12) 30-day months. In the event that any date on which interest is payable on this Debt Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBT SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL DEBT
SECURITY -- which shall be the close of business on [       ], [      ],
[           ] and [          ]. Any such interest installment not punctually
paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debt Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debt Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Securities Register. Notwithstanding the foregoing, so long as the Holder of this Debt Security is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debt Security will be made at such place and to such account as may be designated by the Property Trustee. As used herein, the term "Business Day" shall mean any day other than a day on which federal or state banking institutions in New York, New York, or Charlotte, North Carolina, are authorized or obligated by law, executive order or regulation to close.

         The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Obligations (as defined in the Indenture) and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Obligations, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officers.

                            COMPASS BANCSHARES, INC.

                            By:
                                ----------------------------------------
                            Name:
                                  --------------------------------------
                            Title:
                                   -------------------------------------


                            [Seal]

                            Attest:

                            By:
                                ----------------------------------------
                            Name:
                                  --------------------------------------
                            Title:
                                   -------------------------------------


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated ___________________

                            JP MORGAN CHASE BANK, as Trustee


                            By
                            -----------------------------------------
                            Authorized Signatory


                       (FORM OF REVERSE OF DEBT SECURITY)

         This Debt Security is one of a duly authorized series of Debt Securities of the Company (herein sometimes referred to as the "Debt Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of [_________], 2002, duly executed and delivered between the Company and JP Morgan Chase Bank, as Trustee

(the "Trustee"), as supplemented by the First Supplemental Indenture dated as of [________], 2002 (the "First Supplemental Indenture"), between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debt Securities is limited in aggregate principal amount as specified in the First Supplemental Indenture.

         Because of the occurrence and continuation of a Special Event, as defined in the Indenture, in certain circumstances, this Debt Security may become due and payable at a prepayment price equal to 100% of the principal amount of the Debt Securities, plus any accrued and unpaid interest thereon up to but excluding the date of prepayment (the "Special Event Prepayment Price"). The Special Event Prepayment Price shall be paid prior to 12:00 noon, New York time, on the date of such prepayment or at such earlier time as the Company determines. The Company shall have the right to prepay this Debt Security at the option of the Company, in whole or in part at any time on or after [__________], 2007 (an "Optional Prepayment"), or at any time in certain circumstances upon the occurrence of a Special Event, at a redemption price equal to 100% of the outstanding principal amount of the Junior Subordinated Debt Securities, plus any accrued and unpaid interest thereon up to but excluding the date of prepayment (the "Optional Prepayment Price"). Any prepayment pursuant to this paragraph will be made upon not less than thirty (30) days' nor more than sixty
(60) days' notice, at the Optional Prepayment Price. If the Debt Securities are only partially prepaid by the Company pursuant to an Optional Prepayment, the Debt Securities will be prepaid pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of prepayment, the Debt Securities are registered as a Global Debt Security, the Depositary shall determine the principal amount of such Debt Securities held by each Debt Security holder to be prepaid in accordance with its procedures.

         In the event of prepayment of this Debt Security in part only, a new Debt Security or Debt Securities of this series for the unrepaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the






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redemption thereof, without the consent of the Holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences. Any such consent or waiver by the registered Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Debt Securities and from time to time to defer payment of interest by extending the interest payment period of such Debt Securities for a period not exceeding twenty (20) consecutive quarterly periods (an "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debt Securities to the extent that payment of such interest is enforceable under applicable law); provided that no Extension Period may last beyond Maturity of the Debt Securities. Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarterly periods or extend Maturity of the Debt Securities. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period, subject to the requirements contained in this paragraph.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered Holder hereof on the Securities Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.





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





         Prior to due presentment for registration of transfer of this Debt Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         This Global Debt Security is exchangeable for Debt Securities in definitive form only under certain limited circumstances set forth in the Indenture. Debt Securities of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debt Securities of this series so issued are exchangeable for a like aggregate principal amount of Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBT SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  ARTICLE 8 - ORIGINAL ISSUE OF DEBT SECURITIES

SECTION 8.1  ORIGINAL ISSUE OF DEBT SECURITIES.

         Debt Securities in the aggregate principal amount of $300,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debt Securities to or upon the written order of the Company, signed by any Authorized Officer, as defined in the Indenture, without any further action by the Company.

                            ARTICLE 9 - MISCELLANEOUS

SECTION 9.1 RATIFICATION OF INDENTURE.





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



         The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2  TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.3 GOVERNING LAW.

         This First Supplemental Indenture and each Debt Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 9.4  SEPARABILITY.

         In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debt Securities, but this First Supplemental Indenture and the Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5  COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  [SIGNATURES APPEAR ON THE FOLLOWING PAGE(S)]






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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.


                            COMPASS BANCSHARES, INC.


                            By:
                                ----------------------------------------
                            Its:
                                 ---------------------------------------

                            Attest:

                            By
                               -----------------------------------------
                            Its
                                ----------------------------------------



                            JP MORGAN CHASE BANK, as Trustee


                            By:
                                ----------------------------------------
                            Its:
                                 ---------------------------------------

                            Attest:

                            By
                               -----------------------------------------
                            Its
                                ----------------------------------------




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